                                                                      Exhibit 10

              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
                                      FIRM

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 13 to this Registration Statement on Form N-4 of Commonwealth Annuity and Life Insurance Company of our report dated April 25, 2018 relating to the financial statements of Commonwealth Annuity and Life Insurance Company, and our report dated March 29, 2018 relating to the financial statements of Commonwealth Annuity Separate Account A, both of which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
April 26, 2018